Exhibit 99.1

bluebird bio Secures $75 Million in Private Placement Equity Financing

Proceeds to support both bluebird bio and 2seventy bio’s pipeline of novel cell therapy programs
Business separation of bluebird and 2seventy expected to be completed in October 2021

CAMBRIDGE, Mass. – September 8, 2021 – bluebird bio, Inc. (NASDAQ: BLUE) announced today that it has entered into an agreement for a $75 million private placement of common stock and common stock equivalents with a healthcare investment fund selected as part of a competitive process. Proceeds from the financing will support ongoing R&D and commercialization investments for bluebird bio and for 2seventy bio, which plan to launch as independent companies in October 2021. The closing of the private placement is expected to occur in September 2021, subject to the satisfaction of customary closing conditions.

“When combined with the approximately $900 million of cash expected at the time of separation, this $75 million equity investment further strengthens the starting financial position of both businesses,” said Nick Leschly, chief bluebird. “We look forward to sharing more detail on the innovative and transformative therapies being developed as well as the pipeline, milestones, and strategic outlook for both companies as we head into separation and beyond.”

bluebird plans to complete the spin-off of 2seventy in October 2021, subject to customary conditions, including effectiveness of the Form 10, a favorable opinion from the IRS with respect to the tax-free nature of the transaction, and final approval from bluebird’s Board of Directors.

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene and cell therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders: cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma, using gene and cell therapy technologies including gene addition, and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio, 2seventy and 2seventy bio are trademarks of bluebird bio, Inc.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expecting timing of the closing of the private placement, the use of proceeds from the private placement and the company’s financial condition, as well as statements regarding the Company’s plans and expectations regarding the division of assets among bluebird bio and 2seventy bio, the impact of a separation and the company’s intention to provide further updates on the separation and the related financing strategies for bluebird bio and 2seventy. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that we may not complete the separation on the terms or timeline currently contemplated if at all, achieve the expected benefits of a separation, and a separation could harm our business, results of operations and financial condition; the risk that the transaction might not be tax-free; we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; 2seventy bio's lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; dedicated financial and/or strategic funding sources may not be available on favorable terms; a separation or announcement thereof may adversely impact our ability to attract or retain key personnel; a separation may adversely impact the effectiveness of development and commercialization efforts by us and our partners; our businesses may be disrupted as a result of the announcement or pendency of the separation; and the risk that we are unable to realize the intended benefits of resizing and reshaping our workforce. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Investors & Media

Investors:

Elizabeth Pingpank, 617-914-8736
epingpank@bluebirdbio.com

Media:

Jenn Snyder, 617-448-0281
jsnyder@bluebirdbio.com